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                                                                     EXHIBIT 21.

                         JACOBS ENGINEERING GROUP INC.

                            PARENTS AND SUBSIDIARIES

     The following table sets forth all subsidiaries of the Company other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.



      Jacobs Engineering Company, a California corporation                            100.00%
      Jacobs Engineering Group of Ohio, Inc., an Ohio corporation                     100.00%
      Jacobs Services Company, a California corporation                               100.00%
      Jacobs Engineering, Inc., a Delaware corporation                                100.00%
       Jacobs Computing Services Limited, A Republic of Ireland company               100.00%
       Pegasus Engineering Holdings Limited, a Republic of Ireland company            100.00%
          Jacobs/Pegasus Engineering Limited, a Republic of Ireland company           100.00%
       Jacobs Finance SA, a French company                                            100.00%
       Sereland SA, a Spanish company                                                  86.76%
       Serete SNC, a French company                                                   100.00%
          Serete Industries SA, a French company                                      100.00%
          Serete Constructions SA, a French company                                   100.00%
          3 S SA, a French company                                                     97.90%
          Maintech SA, a French company                                               100.00%
          Serete Gestion SARL, a French company                                       100.00%
          Serete Regions SA, a French company                                         100.00%
          Prosys SA, a French company                                                 100.00%
          Serete Italia, an Italian company                                           100.00%
      Jacobs International Limited, Inc., a Panama corporation                        100.00%
       Jacobs International Limited, a Republic of Ireland company                    100.00%
       Jacobs Engineering Limited, an English company                                 100.00%
          JE Professional Resources Limited, an English company                       100.00%
          Jacobs/H&G Engineering Limited, an English company                          100.00%
          Jacobs/Humphreys & Glasgow Limited, an English company                      100.00%
      Humphreys & Glasgow Consultants Limited, an Indian company                       69.98%
      Jacobs Constructors, Inc., a Louisiana corporation                              100.00%
       Jacobs Constructors of California Inc., a California corporation               100.00%
       Jacobs Maintenance, Inc., a Louisiana corporation                              100.00%
      JE Merit Constructors, Inc., a Texas corporation                                100.00%
       JE Remediation Technologies, Inc., a Louisiana corporation                     100.00%
      JE Professional Resources, Inc., a California corporation                       100.00%
      The Pace Consultants, Inc., a Texas corporation                                 100.00%
      Payne & Keller Company, Inc., a Louisiana corporation                           100.00%
      Jacobs Applied Technology, Inc., a Delaware corporation                         100.00%
       Applied Engineering Company - Ohio, Inc., a South
          Carolina corporation                                                        100.00%
      Triad Technologies, Inc., a Delaware corporation                                100.00%
      KDW Engineering, Inc., a California corporation                                 100.00%
      Willow Street Properties, Inc., a California corporation                        100.00%
      CRSS Constructors, Inc., a Delaware corporation                                 100.00%
      CRSS International, Inc., a South Carolina corporation                          100.00%
      CRSS of New York, Inc., a New York corporation                                  100.00%
      Jacobs Engineering Foreign Sales Corporation, a Barbados corporation            100.00%

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


      Jacobs Pan-American Corporation, a U.S. Virgin Islands corporation              100.00%
      Jacobs Engineering, S.A. de C.V., a Mexican corporation                         100.00%
      Jacobs Engineering, SA, a Chile corporation                                     100.00%

     All subsidiaries are included in the Consolidated Financial Statements.

     Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.